Exhibit 99.1

Final: For Release	Company Contact:
Ronald Ristau
Chief Operating Officer
Chief Financial Officer
(212) 884-2000

Investor/Media Contact:
Integrated Corporate Relations
(203) 682-8200
Investor: Allison Malkin
Media: Megan McDonnell

NEW YORK & COMPANY, INC. ANNOUNCES THIRD QUARTER AND NINE MONTHS FISCAL 2004 RESULTS

Net Sales Increase 8.5%, Operating Profit Increases 15.8% and Adjusted Operating Profit
Increases 43.8% for the Third Quarter

New York, NY – November 23, 2004 – New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 486 stores open as of October 30, 2004, today announced financial results for the third quarter and nine months ended October 30, 2004.

Net sales for the third quarter increased 8.5% to $242.3 million from $223.4 million in the third quarter of fiscal 2003.  Comparable store sales for the third quarter increased 7.0%.  Gross profit for the third quarter increased 19.1% to $85.5 million, or 35.3% of net sales compared to $71.8 million, or 32.1% of net sales in the third quarter of fiscal 2003.  Operating income increased 15.8% to $18.3 million, or 7.6% of net sales compared to $15.8 million, or 7.0% of net sales in the third quarter of fiscal 2003.  The net loss to common stockholders was $4.6 million, or $(0.10) per diluted share, compared to net income of $5.8 million, or $0.10 per diluted share in the third quarter of fiscal 2003.  Third quarter fiscal 2004 results include certain charges, which the Company does not expect to incur in the future relating to its recent initial public offering, refinancings and terminated advisory services agreement.

After adding back these charges, which the Company does not expect to incur in the future, adjusted operating profits were $23.0 million, increasing 43.8% compared to the prior year.  The Company’s adjusted net income available for common stockholders, excluding these items and the related tax effect, was $11.8 million or $0.23 per diluted share, compared to $8.1 million or $0.15 per diluted share in the third quarter of fiscal 2003.  Exhibits (4) and (5) at the end of this release reconcile operating profit and net income for the third quarters of 2004 and 2003 to non-GAAP adjusted operating profit and non-GAAP adjusted net income for the third quarters of 2004 and 2003.

During the quarter, the Company opened 13 new stores and ended the quarter operating 486 stores.  Selling square footage at quarter end declined 4.6% to 3,293,878 square feet from 3,454,173 square feet at the end of the third quarter last year.  The reduction in square footage is due to the Company’s productivity improvement program and the closure of non-performing stores.

 Net sales for the first nine months of fiscal 2004 increased 11.7% to $737.2 million from $659.8 million in the first nine months of fiscal 2003.  Comparable store sales for the first nine months of fiscal 2004 increased 11.7%.  Gross profit for the first nine months of fiscal 2004 increased 37.6% to $257.5 million, or 34.9% of net sales compared to $187.2 million, or 28.4% of net sales in the first nine months of fiscal 2003.  Operating income for the first nine months of fiscal 2004 increased $39.8 million, or 168.6% to $63.4 million, representing 8.6% of net sales, compared to $23.6 million, or 3.6% of net sales for the first nine months of fiscal 2003.  The net loss to common stockholders was $0.6 million, or $(0.01) per diluted share, compared to net income to common stockholders of $3.4 million, or $0.06 per diluted share for the first nine months of fiscal 2003.  The results for the first nine months of fiscal 2004 include certain charges, which the Company does not expect to incur in the future relating to its recent initial public offering, refinancings and terminated advisory services agreement.

After adding back these charges, which the Company does not expect to incur in the future, adjusted operating profits for the first nine month period of fiscal 2004 were $73.9 million, increasing 202.9% compared to prior year operating profits.  The Company’s adjusted net income available for common stockholders, excluding these items and the related tax effect, was $38.9 million or $0.76 per diluted share, compared to $10.0 million or $0.19 per diluted share in the prior year nine month period.  Exhibits (6) and (7) at the end of this release reconcile operating profit and net income for the first nine months of 2004 and 2003 to non-GAAP adjusted operating profit and non-GAAP net income for the first nine months of 2004 and 2003.

Richard P. Crystal, New York & Company’s Chairman, President and CEO stated: “Our third quarter results demonstrate the success of our store expansion, merchandising and marketing strategies and adherence to our disciplined operating model.  Our new store and remodel program is exceeding expectations, the rollout of our side by side apparel/accessory stores continues to be successful and customers continue to react favorably to our merchandise and marketing.  In addition, inventory efficiency continues to improve with inventory turn increasing by 13.3% in the third quarter.  We are pleased with our merchandise and inventory position as we enter the fourth quarter, and are on track to achieve all of our key goals for this year.”

Outlook

The Company is introducing sales and earnings guidance for the fourth quarter of fiscal 2004 and fiscal years 2004 and 2005.

For the fourth quarter of fiscal 2004, the Company currently estimates net sales in the range of $319.0 million to $327.0 million, an increase of 5.7% to 8.3%, compared to actual fourth quarter fiscal 2003 net sales of $301.9 million.  Included in this estimate is for comparable store sales to increase in the low to mid single digits.  Net income available to common stockholders is estimated in the range of $23.8 million to $26.0 million, compared to $13.3 million in the fourth quarter of fiscal 2003.  Fourth quarter fiscal 2004 diluted earnings per share are estimated in the range of $0.42 to $0.46, compared to actual fourth quarter fiscal 2003 diluted earnings per share of $0.23.  The Company expects diluted shares outstanding to approximate 56.65 million shares in the fourth quarter of fiscal 2004, compared to actual fourth quarter fiscal 2003 shares of 56.58 million shares.

For the fiscal 2004 year, the Company currently estimates net sales in the range of $1,056.0 million to $1,064.0 million, an increase of 9.8% to 10.6%, compared to actual fiscal 2003 net sales of $961.8 million.  Fiscal 2004 net income available to common stockholders on a GAAP basis is estimated in the range of $23.0 million to $26.0 million, or $0.44 to $0.49 per diluted share, compared to actual net income available to common stockholders of $16.7 million, or $0.31 per diluted share in fiscal 2003.  The results for fiscal 2004 include certain charges, which the Company does not expect to incur in the future relating to its recent initial public offering, refinancings and terminated advisory services agreement.

After adding back these charges, which the Company does not expect to incur in the future, adjusted income available to common stockholders is estimated in the range of $62.5 million to $65.5 million, or $1.19 to $1.24 per diluted share, compared to adjusted net income available to common stockholders of $26.9 million, or $0.50 per diluted share in fiscal 2003.  Exhibit (8) at the end of this release reconciles net income for fiscal 2004 and 2003 to non-GAAP adjusted net income for fiscal 2004 and 2003.

Capital spending for fiscal 2004 is projected at $44.0 million with 26 new stores and 40 remodels completed.  The Company expects to have 22 side by side apparel/accessory stores in operation at fiscal year-end.

For the fiscal 2005 year, the Company currently estimates net sales in the range of $1,135.0 million to $1,150.0 million.  Included in this estimate is for comparable store sales to rise in the low to mid single digits.  The Company expects to open 40 new stores and remodel between 40 to 50 stores during the year, ending the year operating 510 stores.  Total selling square footage at fiscal year-end 2005 is estimated at 3,276,000, compared to an estimated 3,182,000 selling square feet at fiscal year-end 2004.  Capital spending is estimated to range between $56.0 million and $58.0 million in fiscal 2005.  Fiscal 2005 net income available to common stockholders is estimated in the range of $74.0 million to $78.0 million, or $1.27 to $1.34 per diluted share.  The Company expects diluted shares outstanding to be approximately 58.10 million in fiscal 2005.

On October 6, 2004, New York and Company, Inc. priced its initial public offering of 11.50 million shares at $17 per share, which included the underwriter’s over-allotment option for 1.50 million shares.  Of the total offering, the Company sold 6.67 million shares, raising net proceeds of approximately $105.4 million, before paying approximately $3.1 million in offering expenses.

Conference Call Information

A conference call to discuss third quarter 2004 results is scheduled for today (Tuesday, November 23) at 9:00 AM Eastern Time.  Investors and analysts interested in participating in the call are invited to dial (888) 560-1989 approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until November 30, 2004 and can be accessed by dialing (877) 519-4471 and entering code 5336422.

Forward-Looking Statements: This press release contains certain forward-looking statements.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate new stores successfully; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain and recruit key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials and labor; (x) our reliance on foreign sources of production; (xi) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xii) our reliance on manufacturers to maintain ethical business practices; (xiii) our ability to protect our trademarks and other intellectual property rights; (xiv) our dependence on the success of our brand; (xv) competition in our market, including promotional and pricing competition; (xvi) the effects of government regulation; (xvii) the control of our company by our sponsors and (xviii) other risks and uncertainties as described in our documents filed with the SEC, including our Registration Statement on Form S-1.  We undertake no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

About New York & Company

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel.  The company’s proprietary branded New York & Company merchandise is sold exclusively through its national network of 486 retail stores in 43 states.  Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)	Three Months Ended October 30, 2004	Three Months Ended November 1, 2003	Nine Months Ended October 30, 2004	Nine Months Ended November 1, 2003
Net sales	$242,264	$223,385	$737,183	$659,845

Costs of goods sold, buying and occupancy costs	156,759	151,577	479,715	472,674

Gross profit	85,505	71,808	257,468	187,171

Selling, general and administrative expenses	67,156	55,969	194,028	163,589

Operating income	18,349	15,839	63,440	23,582

Interest expense, net of interest income	3,008	2,737	7,686	8,420

Accrued dividends-redeemable preferred stock (a)	—	—	2,703	—

Loss on modification and extinguishment of debt	1,682	—	2,034	—

Loss on derivative instrument (LFAS, Inc. warrant)	12,630	—	29,398	—

Income before income taxes	1,029	13,102	21,619	15,162

Provision for income taxes	5,659	5,152	22,192	5,608

Net income (loss)	(4,630)	7,950	(573)	9,554

Accrued dividends-redeemable preferred stock (a)	—	2,138	—	6,157

Net income (loss) available for common stockholders	$(4,630)	$5,812	$(573)	$3,397

Basic earnings (loss) per share:	$(0.10)	$0.13	$(0.01)	$0.08

Diluted earnings (loss) per share:	$(0.10)	$0.10	$(0.01)	$0.06

Weighted average shares outstanding:
Basic	47,488	43,761	45,505	43,761

Diluted	47,488	55,445	45,505	52,861

(a)          Represents accrued dividends on Series A preferred stock.  In May 2004, the Company redeemed substantially all of its Series A preferred stock.

Exhibit (2)

New York & Company, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)	October 30, 2004	January 31, 2004	November 1, 2003
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,285	$98,798	$63,576
Inventories, net	108,316	78,220	114,362
Other current assets	40,044	28,055	36,653
Total current assets	181,645	205,073	214,591

Property and equipment, net	87,318	64,052	59,879
Other assets	19,167	20,476	23,513
Total assets	$288,130	$289,601	$297,983

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$64,738	$47,771	$63,935
Accrued expenses	50,418	53,491	49,999
Other current liabilities	1,108	10,118	5,141
Total current liabilities	116,264	111,380	119,075

Long-term debt	75,000	82,500	95,180
Other liabilities	12,250	13,002	16,506
Total liabilities	203,514	206,882	230,761
Commitments and contingencies	—	—	—

Series A redeemable preferred stock	—	69,697	67,576

Total stockholders’ equity (deficit)	84,616	13,022	(354)
Total liabilities and stockholders’ equity (deficit)	$288,130	$289,601	$297,983

Exhibit (3)

New York & Company, Inc. and Subsidiaries

Unaudited Non-GAAP Condensed Consolidated Statement of Operations

(A Non-GAAP Financial Measure)

Use of Non-GAAP Financial Measures

The Company has provided non-GAAP adjusted earnings per share information for the three and nine months ended October 30, 2004 and November 1, 2003 and the full fiscal years 2004 and 2003 in this release, in addition to providing financial results in accordance with GAAP.  This information reflects, on a non-GAAP adjusted basis, the Company’s operating income, net earnings and earnings per diluted share after excluding the effects of transactions which resulted from the Company’s recent initial public offering, refinancings and terminated advisory services agreement.  This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance.  Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding expenses that the Company believes are not indicative of the Company’s core operating results.  The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.  A reconciliation of this non-GAAP information to the Company’s actual results for the three and nine months ended October 30, 2004 and November 1, 2003 and the full fiscal years 2004 and 2003 are as follows:

Exhibit (4)

New York & Company, Inc. and Subsidiaries

Unaudited Non-GAAP Condensed Consolidated Statement of Operations

(A Non-GAAP Financial Measure)

	Three Months Ended October 30, 2004
(Amounts in thousands, except per share amounts)	GAAP Results	Non-GAAP Adjustments		Non-GAAP Adjusted Results
Net sales	$242,264	$—		$242,264

Costs of goods sold, buying and occupancy costs	156,759	—		156,759

Gross profit	85,505	—		85,505

Selling, general and administrative expenses	67,156	(4,690	)(a)	62,466

Operating income	18,349	4,690		23,039

Interest expense, net of interest income	3,008	—		3,008

Loss on modification and extinguishment of debt	1,682	(1,682)		—

Loss on derivative instrument (LFAS, Inc. warrant)	12,630	(12,630	)(b)	—

Income before income taxes	1,029	19,002		20,031

Provision for income taxes	5,659	2,600	(c)	8,259

Net income (loss) available for common stockholders	$(4,630)	$16,402		$11,772

Basic earnings (loss) per share:	$(0.10)			$0.25

Diluted earnings (loss) per share:	$(0.10)			$0.23

Weighted average shares outstanding:
Basic	47,488			47,488

Diluted	47,488			51,683

(a)          Amount represents advisory services fees paid to Bear Stearns Merchant Banking.  The advisory services agreement ended upon completion of the initial public offering.

(b)         Represents the mark-to-market on a one-time obligation to Limited Brands, Inc. for the repurchase of the warrant.  The final cost was established at the completion of the initial public offering and the Company paid Limited Brands, Inc. $45.7 million in full payment of the obligation.

(c)          Represents the tax effect of charges the Company does not expect to incur in the future.  The loss on derivative instrument is a permanent difference for tax purposes.

Exhibit (5)

New York & Company, Inc. and Subsidiaries

Unaudited Non-GAAP Condensed Consolidated Statement of Operations

(A Non-GAAP Financial Measure)

	Three Months Ended November 1, 2003
(Amounts in thousands, except per share amounts)	GAAP Results	Non-GAAP Adjustments		Non-GAAP Adjusted Results
Net sales	$223,385	$—		$223,385

Costs of goods sold, buying and occupancy costs	151,577	—		151,577

Gross profit	71,808	—		71,808

Selling, general and administrative expenses	55,969	(188	)(a)	55,781

Operating income	15,839	188		16,027

Interest expense, net of interest income	2,737	—		2,737

Income before income taxes	13,102	188		13,290

Provision for income taxes	5,152	77	(b)	5,229

Net income	7,950	111		8,061

Accrued dividends – redeemable preferred stock	2,138	(2,138	)(c)	—

Net income available for common stockholders	$5,812	$2,249		$8,061

Basic earnings per share:	$0.13			$0.18

Diluted earnings per share:	$0.10			$0.15

Weighted average shares outstanding:
Basic	43,761			43,761

Diluted	55,445			55,445

(a)          Represents advisory services fees paid to Bear Stearns Merchant Banking.  The advisory services agreement ended upon completion of the initial public offering.

(b)         Represents the tax effect of the charges the Company does not expect to incur in the future.  Accrued dividends-redeemable preferred stock is a permanent difference for tax purposes.

(c)          Represents accrued dividends on Series A preferred stock.  In May 2004, the Company redeemed substantially all of it Series A preferred stock.

Exhibit (6)

New York & Company, Inc. and Subsidiaries

Unaudited Non-GAAP Condensed Consolidated Statement of Operations

(A Non-GAAP Financial Measure)

	Nine Months Ended October 30, 2004
(Amounts in thousands, except per share amounts)	GAAP Results	Non-GAAP Adjustments		Non-GAAP Adjusted Results
Net sales	$737,183	$—		$737,183

Costs of goods sold, buying and occupancy costs	479,715	—		479,715

Gross profit	257,468	—		257,468

Selling, general and administrative expenses	194,028	(10,428	)(a),(b)	183,600

Operating income	63,440	10,428		73,868

Interest expense, net of interest income	7,686	—		7,686

Accrued dividends-redeemable preferred stock	2,703	(2,703	)(c)	—

Loss on modification and extinguishment of debt	2,034	(2,034)		—

Loss on derivative instrument (LFAS, Inc. warrant)	29,398	(29,398	)(d)	—

Income before income taxes	21,619	44,563		66,182

Provision for income taxes	22,192	5,084	(e)	27,276

Net income (loss) available for common stockholders	$(573)	$39,479		$38,906

Basic earnings (loss) per share:	$(0.01)			$0.86

Diluted earnings (loss) per share:	$(0.01)			$0.76

Weighted average shares outstanding:
Basic	45,505			45,505

Diluted	45,505			51,411

(a)          Includes $6.1 million of advisory services fees paid to Bear Stearns Merchant Banking.  The advisory services agreement ended upon completion of the initial public offering.

(b)         Includes $4.3 million of non-cash stock-based compensation related to a significant one-time grant of 630,663 options to certain key executives in May 2004, upon completion of refinancings and the repurchase of the warrant from the Limited Brands, Inc.

(c)          Represents accrued dividends on Series A preferred stock.  In May 2004, the Company redeemed substantially all of its Series A preferred stock.

(d)         Represents the mark-to-market on a one-time obligation to Limited Brands, Inc. for the repurchase of the warrant.  The final cost was established at the completion of the initial public offering and the Company paid Limited Brands, Inc. $45.7 million in full payment of the obligation.

(e)          Represents the tax effect of certain charges the Company does not expect to incur in the future.  The loss on derivative instrument and accrued dividends-redeemable preferred stock are permanent differences for tax purposes.

Exhibit (7)

New York & Company, Inc. and Subsidiaries

Unaudited Non-GAAP Condensed Consolidated Statement of Operations

(A Non-GAAP Financial Measure)

	Nine Months Ended November 1, 2003
(Amounts in thousands, except per share amounts)	GAAP Results	Non-GAAP Adjustments		Non-GAAP Adjusted Results
Net sales	$659,845	$—		$659,845

Costs of goods sold, buying and occupancy costs	472,674	—		472,674

Gross profit	187,171	—		187,171

Selling, general and administrative expenses	163,589	(773	)(a)	162,816

Operating income	23,582	773		24,355

Interest expense, net of interest income	8,420	—		8,420

Income before income taxes	15,162	773		15,935

Provision for income taxes	5,608	315	(b)	5,923

Net income	9,554	458		10,012

Accrued dividends – redeemable preferred stock	6,157	(6,157	)(c)	—

Net income available for common stockholders	$3,397	$6,615		$10,012

Basic earnings per share:	$0.08			$0.23

Diluted earnings per share:	$0.06			$0.19

Weighted average shares outstanding:
Basic	43,761			43,761

Diluted	52,861			52,861

(a)          Represents advisory services fees paid to Bear Stearns Merchant Banking.  The advisory services agreement ended upon completion of the initial public offering.

(b)         Represents the tax effect of the charges the Company does not expect to incur in the future.  Accrued dividends-redeemable preferred stock is a permanent difference for income tax purposes.

(c)          Represents accrued dividends on Series A preferred stock.  In May 2004, the Company redeemed substantially all of it Series A preferred stock.

Exhibit (8)

New York & Company, Inc. and Subsidiaries

A Non-GAAP Financial Measure

	Fiscal 2004 – Guidance Range		Fiscal 2003
(Amounts in thousands, except per share amounts)	Low	High	Actual
GAAP net income available for common stockholders	$23,000	$26,000	$16,663

Non recurring charges:

Advisory services fees (a)	6,088	6,088	1,940

Stock-based non-cash compensation relating to options granted to executives in May 2004	4,340	4,340	—

Accrued dividends-redeemable preferred stock	2,703	2,703	8,363
Loss on modification and extinguishment of debt	2,034	2,034	1,194
Loss on derivative instrument (LFAS, Inc. warrant) (b)	29,398	29,398	—

Subtotal	44,563	44,563	11,497

Provision for income taxes (c)	5,084	5,084	1,279

Net earnings effect	39,479	39,479	10,218

Adjusted net income available for common stockholders	$62,479	$65,479	$26,881

Diluted earnings per share:	$1.19	$1.24	$0.50

Weighted average shares outstanding:
Diluted	52,723	52,723	53,792

(a)          Represents advisory services fees paid to Bear Stearns Merchant Banking.  The advisory services agreement ended upon completion of the initial public offering.

(b)         Represents the mark-to-market on a one-time obligation to Limited Brands, Inc. for the repurchase of the warrant.  The final cost was established at the completion of the initial public offering and the Company paid Limited Brands, Inc. $45.7 million to settle the obligation.

(c)          Represents the tax effect of certain charges the Company does not expect to incur in the future. The loss on derivative instrument and accrued dividends-redeemable preferred stock are permanent differences for income tax purposes.